UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2021

QuantumScape Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39345	85-0796578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1730 Technology Drive San Jose, California		95110
(Address of principal executive offices)		(Zip code)

(408) 452-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A common stock, par value $0.0001 per share	QS	The New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	QS.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Director

On April 13, 2021, Celina Mikolajczak was appointed to the Board of Directors (the “Board”) of QuantumScape Corporation (the “Company”). Ms. Mikolajczak will serve as a director with a term of office expiring at the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”).

Since August 2020, Ms. Mikolajczak has served as Vice President of Engineering and Battery Technology at Panasonic Energy of North America (“PENA”), a battery manufacturer, and as Vice President of Battery Technology from October 2019 to August 2020. Prior to her service at PENA, she served as Director of Engineering, Energy Storage Systems at Uber Technologies, Inc., a transportation technology company, from January 2018 to August 2019, as Senior Manager, Cell Quality and Materials Engineering at Tesla, Inc., a high-performance electric vehicle company, from April 2014 to January 2018, and as Manager, Cell Quality at Tesla from April 2012 to April 2014. Ms. Mikolajczak holds an M.A. in Mechanical and Aerospace Engineering from Princeton University, and a B.S. in Engineering and Applied Science from the California Institute of Technology.

In accordance with the Company’s Outside Director Compensation Policy (the “Director Compensation Policy”), Ms. Mikolajczak is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Director Compensation Policy, Ms. Mikolajczak is entitled to $80,000 in annual cash compensation for service on the Board with additional cash compensation payable for committee service. In addition, Ms. Mikolajczak was granted an initial equity award of 6,194 restricted stock units. These restricted stock units will vest one-twelfth quarterly over three years starting May 15, 2021 and subject to Ms. Mikolajczak’s continued service through each vesting date in accordance with the Director Compensation Policy.

There are no arrangements or understandings between Ms. Mikolajczak and any other persons pursuant to which Ms. Mikolajczak was appointed a director of the Company, and there are no family relationships between Ms. Mikolajczak and any director or executive officer of the Company.

The Company will enter into its standard form of indemnification agreement with Ms. Mikolajczak, a copy of which is filed as Exhibit 10.7 to the Company’s Form 8-K filed on December 2, 2020. Other than the indemnification agreement, Ms. Mikolajczak has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

A copy of the news release issued by the Company on April 15, 2021 announcing Ms. Mikolajczak’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	News release of the Company dated April 15, 2021, announcing the appointment of a new director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 16, 2021

QUANTUMSCAPE CORPORATION

By:	/s/ Michael McCarthy
	Name:	Michael McCarthy
Chief Legal Officer and Head of Corporate
	Title:	Development